UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2021

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

263 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2021, Ocugen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an offering price of $7.65 per share.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on February 10, 2021, subject to customary closing conditions. The Company is expected to receive gross proceeds of approximately $23.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering, the Company agreed to pay to the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, plus reimbursement of certain expenses.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of such document attached as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”), which is incorporated herein by reference.

The Shares in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-237456), which was filed with the Securities and Exchange Commission (the “Commission”) on March 27, 2020, and was declared effective by the Commission on May 5, 2020. A copy of the opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto. This Report shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

Updated Risk Factors

In connection with the Offering, the Company has also supplemented its risk factor disclosure contained in the Company’s prior filings with the Commission, including those discussed in the Company’s most recent Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, filed with the Commission on March 27, 2020, as supplemented by the Company’s subsequent filings with the Commission. The additional risk factors are set forth below.

Risk Related to Our Development of COVAXIN

COVAXIN, the COVID-19 vaccine candidate that is the subject of our co-development and license agreement with Bharat Biotech, is being evaluated by Bharat Biotech in Phase 3 clinical trials in India and the regulatory path in the United States is currently being evaluated. We may be unable to successfully produce and commercialize a vaccine that effectively and safely treats the virus in a timely manner, if at all, and ultimately may be unable to obtain emergency use authorization or regulatory approval in the United States.

In February 2021, we entered into a co-development and license agreement, or the COVAXIN Agreement, with Bharat Biotech International Ltd., or Bharat Biotech, pursuant to which we obtained an exclusive right and license under certain of Bharat Biotech’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture and commercialize COVAXIN, a whole-virion inactivated COVID-19 vaccine candidate, in the United States of America, its territories and possessions. COVAXIN has received an approval for emergency restricted use in India following receipt of data from the Phase 1 and Phase 2 clinical trials in India. A Phase 3 study is currently ongoing in India and interim data is expected to be released in March 2021. Notwithstanding receipt of the approval for emergency restricted use in India, Bharat Biotech’s development efforts in India are in the early stages and remain subject to ongoing clinical trials. Bharat Biotech may be unable to develop or produce a vaccine that successfully vaccinates against the SARS-CoV-2 virus or emerging variants of the virus, including the variants that have emerged in South Africa or the United Kingdom. Moreover, subjects receiving COVAXIN in Bharat Biotech’s clinical trials, as well as patients receiving the vaccine under the emergency restricted use approval in India, may experience allergic reactions or other adverse events, which could adversely impact on the U.S. market’s perception of the vaccine. Any of these events could materially impair our ability to develop COVAXIN in the United States.

Our development efforts with respect to the U.S. market are in their initial stages, and we may be unable to obtain authorization or approval of COVAXIN in the United States, in a timely manner, if at all. There have been limited discussions with FDA to date and no Emergency Use Authorization, or EUA, Application or Investigational New Drug, or IND, Application has been submitted. The FDA may determine that the studies conducted in India were not done in compliance with FDA regulations, including Good Clinical Practice, or GCP, regulations. For this and other reasons, the FDA may not accept data from the studies conducted with COVAXIN at clinical trial sites in India and may require us to conduct clinical studies in the United States before considering an application for an EUA in the United States. Even if we conduct clinical trials in the United States, we may not be successful in obtaining an EUA from the FDA if our development efforts were to result in findings relating to a lack of efficacy, safety concerns or other issues. Our inability to obtain an EUA from the FDA could materially and adversely affect our business, financial condition and results of operations.

As an organization, we have no experience in the development, manufacturing, distribution or commercialization of a vaccine candidate.

We have never undertaken the development, manufacturing, distribution or commercialization of a vaccine candidate, and we may be unable to obtain regulatory authorization or approval in the United States. Additionally, development of an effective vaccine candidate depends on the success of our and our partner’s manufacturing capabilities. We have not previously ramped our organization for a commercial launch of any product, and doing so in a pandemic environment with an urgent, critical global need creates additional challenges such as clinical trials, licensing, distribution channels, intellectual property disputes or challenges, and the need to establish teams of people with the relevant skills. We may also face challenges with sourcing a sufficient amount of raw materials to support the demand for a vaccine, including any potential import issues. We may be unable to effectively create a supply chain for COVAXIN that will adequately support demand. Furthermore, there are no assurances that any vaccine candidate would be approved or authorized by the FDA at all or for inclusion in government stockpile programs, which may be material to the commercial success of a vaccine product candidate, in the United States.

The regulatory pathway for COVID-19 vaccine candidates, including COVAXIN, is continually evolving, and may result in unexpected or unforeseen challenges.

COVAXIN has moved rapidly through the regulatory review process for emergency restricted use in India. We cannot predict the speed at which we will be able to obtain authorization or approval of COVAXIN in the United States, if at all. Evolving or changing plans or priorities at the FDA, including changes based on new knowledge of COVID-19 and how the disease affects the human body, may significantly affect the regulatory pathway and timeline for COVAXIN authorization or approval in the United States. The FDA may not accept data from the studies conducted with COVAXIN at clinical trial sites in India and may require additional clinical trials. Any results from further clinical testing may raise new questions and require us to redesign proposed clinical trials, including revising proposed endpoints or adding new clinical trial sites or cohorts of subjects. In addition, the FDA’s analysis of any clinical data may differ from our interpretation and the FDA may require that we conduct additional analysis or trials. Further, the ongoing Phase 3 trial in India may demonstrate that the vaccine candidate is ineffective or has an unacceptable safety profile.

The FDA has the authority to grant an EUA to allow unapproved medical products to be used in an emergency to diagnose, treat, or prevent serious or life-threatening diseases or conditions when there are no adequate, approved, and available alternatives. If we are granted an EUA by the FDA for COVAXIN, we would be able to commercialize it without FDA approval. However, the FDA may revoke the EUA where it is determined that the COVID-19 public health emergency no longer exists or warrants such authorization, and we cannot predict how long, if ever, an EUA would remain in place. Such revocation could adversely impact our business in a variety of ways, including if COVAXIN is not yet approved by the FDA and if we, Bharat Biotech and our manufacturing partners have invested in the supply chain to provide COVAXIN under an EUA in the United States. In addition, the FDA may revoke or terminate the EUA sooner if, for example, we fail to comply with the conditions of authorization or other terms of the EUA or if COVAXIN is determined to be less effective or safe than it was initially believed to be. We cannot predict how long, if ever, an EUA would remain in place.

Our ability to produce a successful vaccine may be curtailed by one or more government actions or interventions, which may be more likely during a global health crisis such as COVID-19.

Given the significant global impact of the COVID-19 pandemic, it is possible that the U.S. government may take actions that directly or indirectly have the effect of diminishing some of our rights or opportunities with respect to COVAXIN and the economic value of a COVID-19 vaccine to us could be limited. In the United States, the Defense Production Act of 1950, as amended, or the Defense Production Act, gives the United States government rights and authorities that may directly or indirectly diminish our own rights or opportunities with respect to COVAXIN and the economic value of a COVID-19 vaccine to us could be limited. Our potential third-party service providers may be impacted by government entities regarding potentially invoking the Defense Production Act or other potential restrictions to all or a portion of services they might otherwise offer. Government entities imposing restrictions or limitations on our third-party service providers may require us to obtain alternative service sources for our vaccine candidate, including COVAXIN. If we are unable to timely enter into alternative arrangements, or if such alternative arrangements are not available on satisfactory terms, we will experience delays in the development or production of our vaccine candidate, increased expenses, and delays in potential distribution or commercialization of our vaccine candidate, when and if approved.

We may need additional funding in order to enable us to successfully develop COVAXIN, and such funding may not be available on acceptable terms, or at all.

We may need additional funding in order to enable us to successfully develop and obtain FDA authorization or approval and have sufficient capacity to manufacture, commercialize and distribute COVAXIN, if authorized or approved by the FDA. Such funding may not be available on acceptable terms, or at all. Our commitment of substantial financial resources and personnel to the joint development of a vaccine candidate may cause delays in or otherwise negatively impact our other development programs, despite uncertainties surrounding the longevity and extent of COVID-19 as a global health concern. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate.

If we encounter difficulties in obtaining adequate supply of COVAXIN from Bharat Biotech or third-party manufacturers, our ability to develop and commercialize COVAXIN, if authorized or approved, would be impaired.

We do not currently have the capacity to manufacture COVAXIN, and we do not currently plan to develop any capacity to do so. Bharat Biotech has agreed to provide to Ocugen all preclinical and clinical data, and to transfer to us certain proprietary technology owned or controlled by Bharat Biotech, that are necessary for the successful commercial manufacture and supply of COVAXIN to support commercial sale in the United States, if authorized or approved, including pursuant to an EUA. Until the completion of that technology transfer and until we are capable and primarily responsible for the manufacture and supply of COVAXIN in the United States through third parties, Bharat Biotech has the exclusive right to manufacture COVAXIN and we will be wholly dependent on Bharat Biotech for the manufacture and supply of clinical testing materials required for our development activities and all of our requirements of commercial quantities of COVAXIN, if authorized or approved. We and Bharat Biotech intend to enter into supply agreements setting forth the terms of such supply arrangement, but can be no assurance that we will be able to successfully enter into such agreements. Bharat Biotech has agreed to provide a specified minimum number of doses in calendar year 2021, but there can be no assurance that they will in fact provide such number of doses, whether due to shortages in supply, diversion of vaccine resources to other uses deemed more immediate, or other factors. There can be no assurance that we will be successful in transitioning the manufacture of COVAXIN for the U.S. market from Bharat Biotech to a third-party manufacturer. If we are unable to obtain adequate supply of COVAXIN, our U.S. development and commercialization efforts would be impaired. As a result, our business, financial condition and results of operations would be materially adversely affected.

We face significant competition from other pharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations. Our operating results will suffer if we fail to compete effectively.

The development and commercialization of new vaccines is highly competitive. The competitive landscape of potential COVID-19 vaccines and treatment therapies has been rapidly developing since the beginning of the COVID-19 pandemic, with several hundreds of companies claiming to be investigating possible candidates and more than 4,500 studies registered worldwide as investigating COVID-19. We are aware of several competitors developing late-stage COVID-19 vaccines, including Pfizer Inc. with BioNTech SE, Moderna, Inc., AstraZeneca PLC, Johnson & Johnson/Janssen Biotech, Inc. and Novavax, Inc. Vaccines developed by Pfizer Inc. with BioNTech SE and Moderna, Inc. have already been granted EUAs by the FDA. We are also aware of others pharmaceutical companies that are working on inactivated virus-based COVID-19 vaccines. If the FDA requires us to conduct clinical trials, enrollment in such trials may be impacted given the commercial availability of other EUA-authorized vaccines. The success or failure of other vaccines, or perceived success or failure, may adversely impact our ability to obtain any future funding for our joint COVID-19 vaccine development efforts or for us to ultimately commercialize any vaccine candidate, if authorized or approved by the FDA. In addition, we may not be able to compete effectively if our product candidate does not satisfy government procurement requirements with respect to biodefense products. If existing vaccines in the market or if competitors develop and commercialize additional COVID-19 vaccines before we can complete regulatory review and obtain an EUA or regulatory approval for COVAXIN, or if they develop and commercialize one or more COVID-19 vaccines that are safer, more effective, have fewer or less severe side effects, have broader market acceptance, are more convenient or are less expensive than COVAXIN, our business, financial condition and results of operations would be materially adversely affected.

We may not be successful in maintaining our co-development relationship with Bharat Biotech, which would adversely affect our ability to develop and commercialize COVAXIN.

We have licensed the rights to develop COVAXIN in the United States from Bharat Biotech. Our co-development efforts began recently. The success of this licensing and co-development arrangement will depend heavily on the efforts and activities of Bharat Biotech. Other than as specifically set forth in the COVAXIN Agreement, we will have limited control over the amount and timing of resources that Bharat Biotech dedicates to the co-development of and manufacture of supply for COVAXIN in the U.S. market. We also have limited or no control over Bharat Biotech’s activities with respect to COVAXIN in India. If Bharat Biotech were to fail to successfully complete the ongoing Phase 3 clinical trial of COVAXIN, or were to fail to report safety data in accordance with regulatory requirements, our ability to develop COVAXIN in the United States would be impaired. Moreover, any disagreements between us and Bharat Biotech could lead to delays in the development process or manufacturing of COVAXIN, and such delays may impair our ability to obtain an EUA or approval for COVAXIN. Under certain circumstances, disagreements with Bharat Biotech could also lead to termination of the COVAXIN Agreement. Any such termination would prevent us from developing COVAXIN for the U.S. market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2021

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman